SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                  --------------------------------------------
                                    FORM 8-K



              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of earliest event reported)
                                  MARCH 1, 2000



                            SAFEGUARD HEALTH ENTERPRISES, INC.
                            ----------------------------------
             (Exact Name of registrant as specified in its charter)





              DELAWARE           0-12050           52-1528581
               --------           -------          ----------
           (State or other      (Commission       (IRS Employer
           jurisdiction of      File Number)   Identification No.)
           incorporation)




                95 ENTERPRISE, ALISO VIEJO, CALIFORNIA 92656-2601
                -------------------------------------------------
             (Address of principal executive offices)     (Zip Code)



        Registrant's telephone number, including area code:  949.425.4110
                                                             ------------

Item 1. Changes in Control of Registrant and Item 5. Other Events On March 1, 2000, SafeGuard Health Enterprises, Inc. (the "Company") entered into a Term Sheet Agreement (the "Agreement") with CAI Partners and Company II, L.P., CAI Capital Partners and Company II, L.P. (collectively "CAI"), Jack R. Anderson ("Anderson"), Silicon Valley Bank (the "Bank"), John Hancock Life Insurance Company and other holders of senior notes of the Company (collectively, "Hancock") and the Baileys Family Trust ("Baileys"), (the "Investors" and individually "Investor"). Pursuant to the Agreement, CAI, Anderson and Baileys collectively loaned the Company an aggregate of $8 million dollars (the "Loan"). The Investors also agreed to purchase from the Company, and the Company agreed to sell to the Investors, subject to certain conditions, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock,
Series C Convertible Preferred Stock and Series D Convertible Preferred Stock (the "Preferred Stock") and Series A Convertible Notes, Series B Convertible Notes, Series C Convertible Notes and Series D Convertible Notes (the "Convertible Notes") for an aggregate of $30,000,000 through cancellation of the Loan, and the cancellation of all the other existing indebtedness of the Company owed to the Bank and Hancock which is currently approximately $40.5 million. Additionally, the Bank and Hancock agreed to subordinate their existing indebtedness to the Loan and to forebear, until April 30, 2001, enforcement of that existing indebtedness of the Company.

On March 1, 2000, John E. Cox resigned from the Board of Directors and President and Chief Operating Officer of the Company, and the Board of Directors appointed Dennis L. Gates, Senior Vice President and Chief Financial Officer of the Company, as a Director. In connection with the execution and delivery of the Agreement, William E. McKenna, Michael M. Mann, Ph.D., George H. Stevens and Bradford M. Boyd, D.D.S. resigned from the Board of Directors. Jack R. Anderson, Leslie B. Daniels and James E. Buncher were then appointed as members of the Board of Directors. Mr. Daniels, Mr. Anderson and Mr. Buncher were appointed pursuant to the Agreement. In addition, Steven J. Baileys, D.D.S. resigned as Chief Executive Officer of the Company and Mr. Buncher was appointed President and Chief Executive Officer of the Company. Dr. Baileys continued as Chairman of the Board.

Upon the Company obtaining the appropriate regulatory approvals of the change of control, the Loan from CAI, Anderson and Baileys, and existing indebtedness owed to the Bank and Hancock will be exchanged for the Preferred Stock and the Convertible Notes. Upon approval of the authorization of additional common shares by the Company's stockholders, the Convertible Notes will be exchanged for additional shares of Convertible Preferred Stock.

Based upon the current capitalization of the Company as of March 1, 2000, and the agreed upon transactions, and after the closing and conversion of the Convertible Notes, the following table shows, to the Company's knowledge, how the outstanding voting securities of the Company will be held:

                      STOCKHOLDER                         VOTES       PERCENTAGE
                      -----------                         -----       ----------
                        Existing Company Stockholders      4,747,498       13.7%
                        -----------------------------     ---------        -----
                        Hancock                           15,000,000       43.2%
                        -------                           ----------       -----
                        Bank                               7,000,000       20.1%
                        ----                              ---------        -----
                        CAI                                5,000,000       14.4%
                        ---                               ---------        -----
                        Anderson                           2,500,000        7.2%
                        --------                          ---------         ----
                        Baileys                              500,000        1.4%
                        -------                         ------------    --------
                        Total as of March 1, 2000         34,747,498      100.0%
                        -------------------------         ----------      ------

As part of the Agreement, the Investors agreed to vote all voting securities now or hereafter held by them to approve an amendment to the Company's certificate of incorporation to increase the number of shares of common stock, to maintain the size of the Board of Directors at seven (7) and to take any other actions necessary to effectuate the Agreement. After the exchange of the Loan and outstanding indebtedness is completed, and the Preferred Stock and Convertible Notes are issued, the holders of the Series A Preferred Stock, voting as a single class, will be entitled to elect a majority (i.e., four (4)) of the members of the Board of Directors and the holders of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, voting together as a single class, shall be entitled to elect one (1) director.

The above description of the transactions contemplated by the Agreement are qualified by reference to the provisions of such Agreement, filed as an exhibit to this Current Report on Form 8-K.

The  new directors of the Company are Jack R. Anderson, Leslie B. Daniels, James
E.  Buncher,  and  Dennis  L.  Gates.

Mr. Anderson, age 73, has been President of Calver Corporation, a health care consulting and investment firm, and a private investor, since 1982. Mr. Anderson currently serves on the board of directors of PacificCare Health Systems, Inc., Horizon Health Corporation and Genesis Health Ventures, Inc.

Mr. Daniels, age 52, was a founder of CAI in 1989 and has been a principal with that entity since that time. Mr. Daniels has had substantial experience investing as a principal in the health care industry. Over the last 20 years, Mr. Daniels has invested in numerous start-up, venture capital and buyout transactions in various sectors across the health care spectrum, including health maintenance organizations, hospitals, nursing homes, cancer treatment centers, psychiatric and substance abuse services, generic drugs, pre-clinical and clinical contract research organizations and pharmacy benefit companies. Mr. Daniels was a past Chairman of Zenith Laboratories, Inc. and has been a director of Ivaz Corp., Comprecare, Inc. and MIM Corp.

Mr. Buncher, age 63, has been a health care consultant and private investor since September 1997. Mr. Buncher was also President and Chief Executive Officer of Community Dental Services, Inc., a corporation operating dental practices in California, from October 1997 until July 1998. Mr. Buncher was the President of Health Plans Group of Value Health, Inc., a national specialty managed care company, from September 1995 to September 1997 and served as Chairman, President and Chief Executive Officer of Community Care Network, Inc., a Value Health Subsidiary, from August 1992 to September 1997, when Value Health was acquired by a third party and Mr. Buncher resigned his positions with that company. Mr. Buncher currently serves on the board of directors of Horizon Health Corporation.

Mr. Gates, age 43, has been Senior Vice President and Chief Financial Officer of the Company since November 1999, and was appointed a director of the Company in March 2000. From 1997 to 1999, he was Treasurer of Sheridan Healthcare, Inc. ("Sheridan"), a publicly-traded physician practice management company. From 1995 to 1997, he was Chief Financial Officer of Sheridan. From 1994 to 1995, he was Vice President - Finance of the California Health Plans Division of

FHP International, Inc. From 1988 to 1994, he was Vice President - Finance, Secretary and Treasurer of TakeCare, Inc., a publicly-traded health maintenance organization. Mr. Gates is a certified public accountant.

The following table shows, to the Company's knowledge, the Common Stock (currently the only voting securities of the Company) owned by the Investors as of March 1, 2000, in addition to the rights held by the Investors under the Agreement and the Loan, as described above.

                                     Name Of                          Percent of
  Beneficial Owner     Approximate Amount of Beneficial Ownership     Class
  ----------------     ------------------------------------------     ----------

CAI1                                         37,155                      0.78
----                                         ------                      ----
Anderson2                                   283,000                       6.0
---------                                   -------                       ---
Bank                                              0                         0
----                                              -                         -
Hancock                                           0                         0
-------                                           -                         -
Baileys3                                    645,000                     13.59
--------                                    -------                     -----

1/Leslie B. Daniels, a principal of CAI, an Investor as defined in the Agreement, owns 37,155 shares of Common Stock held as follows: 14,250 shares held directly by Mr. Daniels, 20,905 shares held by a trust of which Mr. Daniels is a trustee, as to which Mr. Daniels has sole voting and dispositive power, 1,000 shares held by Elizabeth A. Learson, the spouse of Mr. Daniels, and 1,000 shares held by Paul B. Daniels, the brother of Mr. Daniels, as to which Mr. Daniels has shared dispositive power.

2/Jack R. Anderson, an Investor as defined in the Agreement, owns 283,000 shares of Common Stock held as follows: 183,000 shares are owned directly by Mr. Anderson of which he has sole voting and dispositive power and 100,000 shares owned by his spouse as separate property as to which Mr. Anderson disclaims beneficial ownership but which are reflected in this Report as beneficially owned with shared voting and dispositive power.

3/Steven J. Baileys, D.D.S., Chairman of the Board of Directors of the Company, has sole voting and investment power with respect to the shares indicated. The shares indicated do not include options to purchase 181,666 shares of Common Stock, 700,767 shares of Common Stock owned by the Baileys Family Trust, 303,000 shares of Common Stock held in various trusts for relatives of Dr. Baileys, for both of which Dr. Baileys is Trustee and for which Dr. Baileys has sole power to vote the securities, but for both of which Dr. Baileys disclaims beneficial ownership, and 150,000 shares of Common Stock held by the Alvin and Geraldine Baileys Foundation, for which Dr. Baileys is an officer and director, and for which Dr. Baileys has shared power to vote the securities, but for which Dr. Baileys disclaims beneficial ownership. These shares of Common Stock represent 24.3% of the current voting securities of the Company.

In connection with the Agreement, the Company amended its Rights Agreement, dated as of March 22, 1996, to provide that the execution and delivery of the Agreement, and the consummation of the transaction contemplated thereby, will not trigger distribution and exercisability of the Rights described therein.

Other than the transactions described herein, the Company is not aware of any arrangements that may result in a change in control subsequent to the date hereof.

Item  7.     Financial  Statements  and  Exhibits.

     (c)     Exhibits.

Exhibit  No.     Description
------------     -----------
4.1              Term  Sheet  Agreement  dated as of March 1, 2000 by and among
                 SafeGuard Health  Enterprises, CAI Partners and Company II,
                 L.P., CAI Capital Partners and Company  II,  L.P.,  Jack  R.
                 Anderson,  Silicon Valley Bank, John Hancock Life Insurance
                 Company,  and  other holders of the 7.91% senior notes of the
                 Company due  September  30, 2005 and Steven J. Baileys, D.D.S.,
                 on behalf of the Baileys Family  Trust.
--------------
4.2              Second  Amendment,  dated as of March 9, 2000, to Rights
                 Agreement dated as  of  March  22,  1996, by and between
                 SafeGuard Health Enterprises, Inc., and American  Stock
                 Transfer  and  Trust  Company,  as  Rights  Agent.
--------------
99.1             Press  Release  dated March 3, 2000 regarding capital infusion and debt restructuring.
--------------
99.2             Press  Release  dated  March 9, 2000 regarding chief executive officer.  Pursuant  to  the  requirements  of  the  Securities
                 Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March  16,  2000              SAFEGUARD  HEALTH  ENTERPRISES,  INC.
                                      (Registrant)



                                      By:_/s/_James  E.  Buncher__
                                      James  E.  Buncher
                                      President  and  Chief  Executive  Officer



                                      By:_/s/_Ronald  I.  Brendzel___
                                      Ronald  I.  Brendzel
                                      Senior  Vice  President  and  Secretary